Exhibit 10.14

THIS COOPERATION AGREEMENT (this “Agreement”) is entered into on May 14, 2019

BY AND AMONG:

A.                                    Dalian Wanda Group Co., Ltd. (大连万达集团股份有限公司), a company limited by shares incorporated under the laws of the PRC with its registered office at 539 Changjiang Road, Xigang District, Dalian, Liaoning Province (“Party A”);

B.                                    Wanda Culture Holding Co. Limited (萬達文化控股有限公司), a limited liability company incorporated under the laws of Hong Kong with its registered office at Unit 606, 6/F, Alliance Building, 133 Connaught Road, Central, Hong Kong (“Party B”); and

C.                                    Wanda Sports Group Company Limited (萬達體育集團有限公司), a limited liability company incorporated under the laws of Hong Kong with its registered office at Room 1903, 19/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong (“Party C”).

The above parties are hereinafter referred to as the “Parties” and each a “Party”.

WHEREAS:

1.                                      As of the date of this Agreement, Party A is the controlling shareholder of Party B and Party C, and Party B is the controlling shareholder of Party C.

2.                                      Party C and other Party C Group Members (as defined below), for business purposes, intend Party A Group (as defined below) to provide or continue to provide certain support services.  Party A Group is willing to provide or continue to provide such support services to Party C Group (as defined below).

3.                                      Party A and other Party A Group Members (as defined below) intend Party C Group to provide or continue to provide consulting services or other services in relation to sports sponsorship.  Party C Group is willing to provide or continue to provide such services to Party A Group.

4.                                      Party C and other Party C Group Members, for business purposes, intend Party A Group to grant to Party C or other Party C Group Members (as the case may be) the rights to use certain trademarks of Party A Group free of charge.  Party A Group is willing to grant to Party C or other Party C Group Members (as the case may be) such rights. In addition, Party A Group confirms that Party C or other Party C Group Members (as the case may be) may use “万达” and “Wanda” in their company names free of charge.

5.                                      Party C and other Party C Group Members intend Party B to transfer to them, without consideration, Party B’s certain rights and obligations under the Multi-Sponsorship, Series Expansion & Future Membership Agreement (“WMM Agreement”) entered into between Party B and Abbott World Marathon Majors (“WMM”) on April 26, 2017, and Party C or other Party C Group Members (as the case may be) agrees to accept such rights and assume obligations associated therewith.  Party B is willing to transfer such rights and obligations without consideration to Party C or other Party C Group Members (as the case may be).

6.                                      Party C and other Party C Group Members intend Party A to transfer to them, without consideration, Party A’s rights under the Cooperation Agreement on Co-Hosting the Road Cycling World Tour (《共同举办公路自行车世界巡回赛合作协议》) and the Cooperation Agreement on Co-Hosting the Women’s Road Cycling World Tour and the UCI World Cycling Annual Awards (《共同举办女子公路自行车世界巡回赛和UCI世界自行车运动年度颁奖盛典合作协议》) entered into between Party A and the People’s Government of the Guangxi Zhuang Autonomous Region on May 20, 2016 and December 1, 2016, respectively (collectively, the “Guangxi UCI Agreement”), and Party C or other Party C Group Members (as the case may be) agrees to assume obligations under the Guangxi UCI Agreement.  Party A is willing to transfer such rights without consideration to Party C or other Party C Group Members (as the case may be).

7.                                      The Parties intend to enter into this Agreement to set forth the terms and conditions of relevant transactions among the Parties and their Group Members (as the case may be).

AGREEMENT:

1.                                      Definitions and Interpretation

1.1                               In this Agreement, unless the context otherwise requires, the following words and expressions have the following meanings:

“Party C Group”

means Party C and its Subsidiaries, each a “Party C Group Member”. Party C Group Members include but without limitation any Subsidiaries Controlled by Party C through contractual arrangement, i.e. Wanda Sports Holding Co., Ltd., (万达体育有限公司) and its Subsidiaries.

“Control”

means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and includes (x) ownership directly or indirectly of 50% or more of the shares in issue or other equity interests of such person, (y) possession directly or indirectly of 50% or more of the voting power of such Person or (z) the power directly or indirectly to appoint a majority of the members of the board of directors or similar governing body of such person, and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Party A Group”	means Party A and its Subsidiaries (other than Party C Group Members), each a “Party A Group Member”.

“Group Member”	means Party A Group Member or Party C Group Member (as the case may be).

“Person”

means any individual or entity, including corporation, limited liability company, general or limited partnership, trust, association, other commercial or investment entity, and any governmental agency.

“Hong Kong”	means the Hong Kong Special Administrative Region of the PRC.

“PRC”	means the People’s Republic of China, excluding for purposes of this Agreement, Hong Kong, Taiwan and the Macau Special Administrative Region.

“Subsidiary”	of any specific Person means any other Person directly or indirectly Controlled by such specific Person.

1.2                               In this Agreement, unless expressly stated to the contrary:

(a)                                 references to a Party include such Party’s successors;

(b)                                 references to sections and schedules are to the sections and schedules of this Agreement;

(c)                                  references to this Agreements include this Agreement as renewed, amended, changed or supplemented from time to time; and

(d)                                 headings are included for convenience only and do not affect the interpretation of this Agreement.

2.                                      Support Services

2.1                               Relevant Parties agree that, in order to meet the operational needs of Party C Group, Party A shall provide or cause other relevant Party A Group Members (as the case may be) to provide Party C or other Party C Group Members (as the case may be) with the following services as requested from time to time:

(a)                                 administrative support services, including but not limited to secretarial, conferencing and other daily office support services;

(b)                                 legal support services, including but not limited to contract management, risk control, compliance and other legal services;

(c)                                  technical support services, including but not limited to network design, optimization and maintenance, system support and upgrade, information management and support services;

(d)                                 provision of office space and facilities; and

(e)                                  other services agreed by Party A and Party C from time to time

(collectively, “Support Services”).

2.2                               Party A shall use commercially reasonable efforts to provide or cause relevant Party A Group Members to provide Party C or other Party C Group Members (as the case may be) with such services set forth in Section 2.1 in a manner essentially similar in nature, quality and timing to the manner in which Party A Group provides such services before the execution of this Agreement, or in such other manners and under such other conditions as agreed by Party A and Party C from time to time.

2.3                               The fees and costs for Support Services shall be shared by Party C or other Party C Group Members (as the case may be) based on actual costs and in accordance with the cost-sharing policies of Party A Group.

3.                                      Sponsorship-Related Consulting Services

3.1                               Relevant Parties agree that Party C shall provide or cause other relevant Party C Group Members (as the case may be) to provide Party A or other Party A Group Members (as the case may be) with the following services as requested from time to time:

(a)                                 consulting services, including but not limited to consulting and other services relating to sponsorship of sports events and activities; and

(b)                                 other services to be provided by Party C or other Party C Group Members (as the case may be) in the ordinary course of business as agreed by Party A and Party C from time to time

(collectively, the “Consulting Services”).

3.2                               Party C shall use its commercially reasonable efforts to provide or otherwise cause relevant Party C Group Members to provide Party A or other Party A Group Members (as the case may be) with the services set forth in Section 3.1 above in such manner and under such conditions as agreed by Party A and Party C from time to time.

4.                                      License to Use Trademarks and Tradenames

4.1                               Party A agrees that as long as Party A directly or indirectly holds more than 50% of the voting rights of Party C, it shall, on behalf of itself and other Party A Group Members, irrevocably grant a royalty-free license to Party C or other Party C Group Members (as the case may be) to use “万达体育”, “Wanda Sports”, “万达”, “Wanda” and “” , regardless of whether the aforementioned trademarks are to be registered or not, that are owned by Party A Group and used by Party C Group in its business as set forth in Schedule 1 hereto (the “Licensed Trademarks”) and Schedule 2 hereto (the “Applied-for Trademarks”), for business purposes of Party C Group.

4.2                               If Party C Group in the future intends to use any other trademarks, as reasonably required by its business development, that are owned by Party A Group but not set forth in Section 4.1 above, Party C or other Party C Group Members (as the case may be) shall make applications to Party A Group and upon Party A Group’s written approval,  be entitled to use such trademarks free of charge as agreed in accordance with this Agreement for business purposes of Party C Group.

4.3                               Party A also agrees that as long as Party A directly or indirectly holds more than 50% of the voting rights of Party C, Party C or other Party C Group Members (as the case may be) may use “万达” and “Wanda” in their company names free of charge.

4.4                               For the avoidance of doubt, if Party A directly or indirectly holds 50% or less of the voting rights of Party C, Party A shall have the right to unconditionally terminate the license to use the trademarks and tradenames set forth in this Section.

5.                                      Assignment of Certain Rights and Obligations Associated Therewith under the WMM Agreement

5.1                               As agreed under Section (h)(ii) of Schedule 5 to the WMM Agreement, Party B shall assign to Party C or other Party C Group Members (as the case may be), without consideration, the following rights and obligations associated therewith under the WMM Agreement:

(a)                                 the right to plan and organize age-group marathons under Section 5 of the WMM Agreement and the obligations associated therewith;

(b)                                 the rights to three additional WMM series marathons under Section 8 of the WMM Agreement and the obligations associated therewith; and

(c)                                  the right to become a WMM member under Section 11 of the WMM Agreement and the obligations associated therewith

(collectively, the “Assigned Rights”).

5.2                               Upon completion of the Assignment, Party B shall cease to own the Assigned Rights under the WMM Agreement.  Party C Group shall agree to accept the Assigned Rights and assume obligations associated with the Assigned Rights; provided that as agreed under Section (h)(ii) of Schedule 5 to the WMM Agreement, Party B shall remain primarily liable for the performance of such obligations.

6.                                      Assignment of the Guangxi UCI Agreement

6.1                               In accordance with the relevant provisions agreed under the Guangxi UCI Agreement, Party A shall assign to Party C or other Party C Group Members (as the case may be), without consideration, its rights under the Guangxi UCI Agreement and obligations associated therewith.  Upon completion of the above assignment, Party A shall cease to own any right an obligations thereunder.  Party C or other Party C Group Members shall agree to accept Party A’s rights under the Guangxi UCI Agreement and assume Party A’s obligations thereunder; provided that Party A shall remain liable for the performance of such obligations.

6.2                               Party A shall use its best reasonable efforts to cause Party C or other Party C Group Members (as the case may be) to become the assignee of Party A’s rights and interests under the Guangxi UCI Agreement jointly approved by Party A and the People’s Government of the Guangxi Zhuang Autonomous Region and complete the relevant assignment as agreed under Section 6.1.

7.                                      Representations, Warranties and Undertakings of the Parties

7.1                               A Party to this Agreement represents and warrants to the other Parties as follows:

(a)                                 it has the adequate and lawful powers and authorizations to enter into this Agreement and perform obligations hereunder and has obtained all necessary approvals in connection herewith;

(b)                                 this Agreement constitutes a legal, valid and binding obligation of the Party, enforceable under the provisions of this Agreement; and

(c)                                  there are no disputes (including litigations, arbitrations or administrative proceedings) which have occurred or are occurring or threatening against the Party or assets under this Agreement and may have a material adverse effect on the ability of each Party to enter into this Agreement and complete or perform the obligations under this Agreement.

8.                                      Term and Termination

8.1                               This Agreement shall become effective upon execution by the Parties unless it is terminated early in accordance with Section 8.2.

8.2                               This Agreement shall be terminated early upon occurrence of any of the following events:

(a)                                 upon early termination agreed by the Parties in writing; and

(b)                                 if a Party commits a material breach of any provision of this Agreement and fails to remediate such breach (provided that the breach is remediable) within the reasonable period specified in a written notice of default delivered by either of the non-defaulting Parties, either of the non-defaulting Party may terminate this Agreement.

8.3                               Unless it is otherwise agreed by the Parties, the termination of this Agreement shall be without prejudice to the rights of any Party against any other Party for a breach of this Agreement prior to its termination.

9.                                      Miscellaneous

9.1                               Unless it is otherwise expressly provided herein, without a written consent of the Parties, no Party may transfer its rights or obligations under this Agreement.

9.2                               Unless it is otherwise expressly provided herein, if the Parties and their Group Members (as the case may be) enter into a specific agreement in respect of the provision of the Support Services and the Consulting Services or granting license to use the trademarks agreed hereunder and if the provisions of the specific agreement do not conform to this Agreement, the provisions of the specific agreement shall prevail.

9.3                               If any or some of the terms and conditions of this Agreement shall become illegal, invalid or unenforceable at any time, the remaining terms of this Agreement shall not be affected unless this Agreement becomes invalid or unenforceable in its entirety.

9.4                               This Agreement shall be executed in three copies.  Each of the Parties shall hold one copy and all copies shall have the same legal effect.

10.                               Governing Law and Dispute Resolution

10.1                        This Agreement shall be governed by and construed in accordance with PRC laws.

10.2                        Any dispute arising out of or relating to this Agreement shall be submitted to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its rules of arbitration effective at the time of arbitration.  The place of arbitration shall be in Beijing.  The arbitration award shall be final and binding on the Parties.

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IN WITNESS THEREOF, the Parties have executed this Agreement as of the date first above written.

DALIAN WANDA GROUP CO., LTD. 大连万达集团股份有限公司 (Company Seal)

/s/ Seal

WANDA CULTURE HOLDING CO. LIMITED 萬達文化控股有限公司

/s/ Zhang Lin
By: Zhang Lin

WANDA SPORTS GROUP COMPANY LIMITED 萬達體育集團有限公司

/s/ Zhang Lin
By: Zhang Lin

Schedule 1

Licensed Trademarks

Schedule 2

Applied-for Trademarks